EXHIBIT 23.6


FREED MAXICK & BATTAGLIA, PC
        Certified Public Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2002 relating to the financial statements of National Fuel Gas Company Tax Deferred Savings Plan for Non-Union Employees (the Plan), which appears in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001.



                                         /s/ Freed Maxick & Battaglia, P.C.


                                         FREED MAXICK & BATTAGLIA, CPA's, P.C.


Buffalo, New York
December 23, 2002